Exhibit 10.2

PHINIA INC.
2023 STOCK INCENTIVE PLAN

Restricted Stock Agreement—Employees

PHINIA Inc., a Delaware corporation (the “Company), hereby awards to the employee indicated below (the “Employee”) a Restricted Stock Award (the “Award”) under the PHINIA Inc. 2023 Stock Incentive Plan (the “Plan”), as specified below, effective as of the Grant Date, according to the terms and conditions of this Restricted Stock Award Agreement (this “Agreement”) and the Plan. All capitalized terms shall have the meanings ascribed to them in the Plan, unless specifically set forth otherwise herein. The parties hereto agree as follows:

Grant Information:

Employee Name:

Grant Date:  [_______]

Number of Shares of Restricted Stock Awarded: «units» shares of Restricted Stock

Terms and Conditions:

1.
Restriction Period. Except as otherwise provided in this Agreement, the Restriction Period for the shares of Restricted Stock awarded to the Employee under this Agreement (the “Awarded Shares”) shall commence with the Grant Date set forth above and shall end, for the percentage of the Awarded Shares indicated below, on the date when the Awarded Shares shall have vested in accordance with the following schedule provided that the Employee remains continuously employed by or in the service of the Company or an Affiliate through the applicable vesting date:

Vesting Date	Vested Percentage

[__]	33 1/3% of the Awarded Shares

[__]	33 1/3% of the Awarded Shares

[__]	Remainder of the Awarded Shares

Notwithstanding the foregoing, if the application of the above vesting schedule would cause a fractional Awarded Share to vest, then the number of Awarded Shares that vest on such date shall be rounded down to the nearest whole number.

Prior to the date that the Restriction Period applicable to the Awarded Shares lapses, the Employee shall not be permitted to sell, assign, transfer, pledge or otherwise encumber such Awarded Shares, other than as provided in Section 9 below.

2.
Book Entry Record.  The Company shall, as soon as administratively feasible after execution of this Agreement by the Employee, direct the Company’s transfer agent for the Stock to make a book entry record showing ownership for the Awarded Shares in the name of the Employee or take other action to evidence the issuance of the Awarded Shares as determined in the Company’s discretion, subject to the terms and conditions of the Plan and this Agreement and any other restrictions pursuant to applicable laws, rules or regulations or the requirements of any national securities exchange.  The Awarded Shares may be held in an account at the Company’s transfer agent pending vesting.

3.
Termination of Employment. Except as otherwise provided in this Section 3 or Section 4 or as otherwise determined by the Committee in its sole discretion, the Employee shall forfeit the Awarded Shares that are unvested as of the effective date of the Employee’s Termination of Employment. For purposes of this Agreement (including for purposes of the Retirement definition), “Termination of Employment” shall mean the termination of the Employee’s employment by and service to the Company and its Affiliates. Notwithstanding the foregoing, except as otherwise determined by the Committee, in its sole discretion, at the time of the Employee’s Termination of Employment, Sections 3(a)-(c) below shall apply, to the extent applicable:

(a)
Death or Disability. If the Employee’s Termination of Employment occurs on or after the first anniversary of the Grant Date and is due to the Employee’s death or Disability, then the Restriction Period shall lapse and all of the unvested Awarded Shares shall immediately vest.

(b)
Retirement. If the Employee’s Termination of Employment is due to Retirement occurring on or after the first anniversary of the Grant Date and not related to a Termination of Employment for Cause, and the Employee has provided the Company with at least six months’ advance written notice, then, upon such Termination of Employment, a pro rata portion of the unvested Awarded Shares shall vest and the Restriction Period shall lapse with respect to such pro rata portion.  The pro rata portion of the unvested Awarded Shares eligible to vest shall be determined by subtracting (1) the number of Awarded Shares that have previously vested, if any, from (2) the product of the total number of Awarded Shares multiplied by a fraction, the numerator of which is the number of whole months during which the Employee was employed from the Grant Date to the date of such Termination of Employment and the denominator of which is the number of full months covered by the Restriction Period set forth in Section 1.

(c)
Effective Date of Termination of Employment. For purposes of this Agreement, any Termination of Employment shall be effective as of the earlier of (1) the date that the Company receives the Employee’s notice of resignation of employment (except in the case of advance written notice of Retirement, in which case the date for purposes of this clause (1) shall be the Retirement date provided in the notice), or (2) the date that the Employee ceases to be employed or provide services. In connection with the foregoing, the applicable termination date shall not be extended by any notice period mandated under local law (e.g., “garden leave” or similar period pursuant to local law).

4.
Change in Control. In the event of a Change in Control, this Award shall be treated in accordance with Section 16 of the Plan or as set forth in the Employee’s Change of Control Employment Agreement (if applicable), provided, however, that for purposes of Section 16.1(a)(5) of the Plan, the Employee will be considered to have terminated the Employee’s employment or service for “good reason” if the Employee’s termination either (a) meets the requirements set forth in Exhibit A attached to this Agreement or (b) constitutes a “good reason” termination under the Employee’s employment, retention, change in control, severance or similar agreement with the successor, purchaser, the Company, or any affiliate thereof, if any.

5.
Stockholder Rights. Subject to the restrictions imposed by this Agreement and the Plan, the Employee shall have, with respect to the shares of Restricted Stock covered by this Award, all of the rights of a stockholder of the Company holding Stock, including the right to vote the Awarded Shares and the right to receive dividends; provided, however, that any cash dividends payable with respect to the shares of Restricted Stock covered by this Award shall be automatically reinvested in additional shares of Restricted Stock, the number of which shall be determined by multiplying (a) the number of Awarded Shares that the Employee has been issued under this Agreement as of the dividend record date that have not vested as of such record date by (b) the dividend paid on each Share, dividing the result by (c) the Fair Market Value of a Share on the dividend payment date, and (d) rounding the result to the nearest whole number. Such additional Shares so awarded shall vest at the same time, and to the same extent, as the shares of Restricted Stock to which they relate and shall be subject to the same restrictions, terms and conditions contained herein. Dividends payable with respect to the shares of Restricted Stock covered by this Award that are payable in Shares shall also be paid in the form of additional shares of Restricted Stock and shall vest at the same time, and to the same extent, as the shares of Restricted Stock to which they relate and shall be subject to the same restrictions, terms, and conditions contained herein.

6.
Withholding. Regardless of any action the Company and/or the affiliate that employs the Employee (the “Employer”) take with respect to any or all income tax (including U.S. federal, state and local taxes and/or non-U.S. taxes), social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the Employee acknowledges that the ultimate liability for all Tax-Related Items legally due by the Employee is and remains the Employee’s responsibility, and the Company and the Employer: (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Awarded Shares, including the grant of the Awarded Shares, the vesting of the Awarded Shares, the subsequent sale of any vested Awarded Shares and the receipt of any dividends; and (ii) do not commit to structure the terms of the grant or any aspect of this Award to reduce or eliminate the Employee’s liability for Tax-Related Items.

To the extent that the Company is required to withhold any Tax-Related Items in connection with the vesting of the Restricted Stock covered by this Agreement, or any other payment or vesting event under this Agreement, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the Employee make arrangements satisfactory to the Company for payment of the balance of such taxes or other amounts required to be withheld.  The Company will withhold a number of Shares having a value equal to the amount required to be withheld. The Shares used for tax or other withholding will be valued at an amount equal to the fair market value of such Shares on the date the benefit is to be included in the Employee’s income. The market value of the Shares to be withheld pursuant to this Section 6 to satisfy applicable withholding taxes or other amounts will equal the minimum amount of taxes required to be withheld.

If the Employee is subject to taxation in more than one jurisdiction, the Employee acknowledges that the Company, the Employer or another subsidiary or Affiliate may be required to withhold or account for Tax-Related Items in more than one jurisdiction. By accepting this grant of Restricted Stock, the Employee expressly consents to the withholding of Shares as provided for hereunder. All other Tax-Related Items related to the Awarded Shares delivered under this Award are the Employee’s sole responsibility.

7.	Acquisition of Shares for Investment Purposes Only. By accepting this Award, the Employee hereby agrees with the Company as follows:

(a)
The Employee is acquiring the Shares covered by this Award for investment purposes only and not with a view to resale or other distribution thereof to the public in violation of the Securities Act of 1933, as amended (the “1933 Act”), and shall not dispose of any of such Shares in transactions which, in the opinion of counsel to the Company, violate the 1933 Act, or the rules and regulations thereunder, or any applicable state securities or “blue sky” laws;

(b)
If any of the Shares covered by this Award shall be registered under the 1933 Act, no public offering (otherwise than on a national securities exchange, as defined in the Exchange Act) of any such Shares shall be made by the Employee (or any other person) under such circumstances that he or she (or any other such person) may be deemed an underwriter, as defined in the 1933 Act; and

(c)	The Company shall have the authority to include stop-transfer orders, legends or other restrictions relating to the Awarded Shares referring to the foregoing.

8.
Clawback; Recoupment.  The Employee acknowledges and agrees that the terms and conditions set forth in the PHINIA Inc. Compensation Recovery Policy (as amended and restated from time to time, the “Clawback Policy”) are incorporated in this Agreement by reference. To the extent the Clawback Policy is applicable to the Employee, it may create additional rights for the Company with respect to the Employee’s Awarded Shares and other applicable compensation, including, without limitation, annual cash incentive compensation awards granted to the Employee by the Company. Notwithstanding any provisions in this Agreement to the contrary, any equity compensation awards granted under the Plan and such other applicable compensation, including, without limitation, annual cash incentive compensation, will be subject to potential mandatory cancellation, forfeiture and/or repayment by the Employee to the Company to the extent the Employee is, or in the future becomes, subject to (a) any Company clawback or recoupment policy, including the Clawback Policy, and any other policies that are adopted by the Company, whether to comply with the requirements of any applicable laws, rules, regulations, stock exchange listing standards or otherwise, or (b) any applicable laws that impose mandatory clawback or recoupment requirements under the circumstances set forth in such laws, including as required by the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or other applicable laws, rules, regulations or stock exchange listing standards, as may be in effect from time to time, and which may operate to create additional rights for the Company with respect to awards and the recovery of amounts relating thereto. By accepting this Award under the Plan and pursuant to this Agreement, the Employee consents to be bound by the terms of the Clawback Policy, if applicable, and agrees and acknowledges that the Employee is obligated to cooperate with, and provide any and all assistance necessary to, the Company in its efforts to recover or recoup this Award, any gains or earnings related to this Award, or any other applicable compensation, including, without limitation, annual cash incentive compensation, that is subject to clawback or recoupment pursuant to such laws, rules, regulations, stock exchange listing standards or Company policy. Such cooperation and assistance shall include, but is not limited to, executing, completing and submitting any documentation necessary to facilitate the recovery or recoupment by the Company from the Employee of any such amounts, including from the Employee’s accounts or from any other compensation, to the extent permissible under Section 409A of the Code.

9.	Miscellaneous.

(a)
Non-transferability. Neither the Awarded Shares nor this Award may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or as otherwise permitted by the Company or the Plan, and neither the Awarded Shares nor this Award shall be subject to execution, attachment or similar process.  In addition, by accepting this Award, the Employee agrees not to sell any Shares that become vested under this Award other than as set forth in the Plan and at a time when applicable laws, Company policies or an agreement between the Company and its underwriters do not prohibit a sale.

(b)
Notices. Any written notice required or permitted under this Agreement shall be deemed given when delivered personally, as appropriate, either to the Employee or to the Executive Compensation Department of the Company, or when deposited in a United States Post Office as registered mail, postage prepaid, addressed, as appropriate, either to the Employee at Employee’s address in the Company’s records or to Attention: Executive Compensation, PHINIA Inc., at its corporate headquarters or such other address as the Company may designate in writing to the Employee.  Notice also may be given under this Agreement to the Employee by the Company by electronic means, including e-mail or through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

(c)
Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

(d)	Governing Law. The Plan and this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without taking into account its conflict of laws provisions.

(e)
Provisions of the Plan and other Agreements. This Award is granted pursuant to the Plan, and this Award and this Agreement are in all respects governed by the Plan and subject to all of the terms and provisions thereof, whether such terms and provisions are incorporated in this Agreement solely by reference, expressly cited herein or otherwise. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate with respect to the administration of the Plan and this Agreement, all of which shall be binding upon the Employee. To the extent applicable, this Award is also subject to all of the applicable terms and provisions set forth in the Employee’s Change of Control Employment Agreement. If there is any conflict between the terms of this Agreement and the terms of the Plan, other than with respect to any provisions relating to Termination of Employment or Change in Control, the Plan’s terms shall supersede and replace the conflicting terms of this Agreement to the minimum extent necessary to resolve the conflict.  Notwithstanding any terms of the Plan to the contrary, the termination provisions of Section 3 and the change in control provisions of Section 4 of this Agreement control. If there is any conflict between the terms of this Agreement and the terms of the Change of Control Employment Agreement, the terms of the Change of Control Employment Agreement shall apply.

(f)
Section 16 Compliance. To the extent necessary to comply with, or to avoid disgorgement of profits under the short-swing profit rules of, Section 16 of the Exchange Act, the Employee shall not sell or otherwise dispose of the shares of Restricted Stock covered by this Award.

(g)
No Right to Continued Employment. Nothing contained in the Plan or this Agreement shall confer upon the Employee any right to continued employment nor shall it interfere in any way with the right of the Company and/or the Employer to terminate the employment of the Employee at any time.

(h)
Discretionary Nature of Plan; No Right to Additional Awards. The Employee acknowledges and agrees that the Plan is discretionary in nature and limited in duration and may be amended, cancelled, or terminated by the Company, in its sole discretion, at any time. The grant of this Award under the Plan is a one-time benefit and does not create any contractual or other right to receive an additional Award under the Plan or benefits in lieu of an additional Award under the Plan. Future awards, if any, will be at the sole discretion of the Company, including, but not limited to, the form and timing of an award, the number of Shares subject to an award, and the vesting provisions of an award.

(i)
Termination Indemnities. The value of this Award is an extraordinary item of compensation outside the scope of the Employee’s employment contract, if any. As such, this Award is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension, or retirement benefits or similar payments.

(j)	Acceptance of Award. By accepting this Award, the Employee agrees and is deemed to accept all the terms and conditions of this Award, as set forth in this Agreement and in the Plan.

(k)	Binding Effect. Subject to the limitations stated above, this Agreement shall be binding upon and inure to the benefit of the parties’ respective heirs, legal representatives, successors, and assigns.

(l)	Amendment of this Agreement. Except as otherwise provided in the Plan, the Company and the Employee may amend this Agreement only by a written instrument signed by both parties.

(m)	Counterparts. This Agreement may be executed in one or more counterparts, all of which together shall constitute but one agreement.

(n)
Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to this Award by electronic means. The Employee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

(o)
Entire Agreement; Headings. This Agreement is the entire agreement between the parties hereto, and all prior oral and written representations are merged into this Agreement. The headings in this Agreement are inserted for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent, or intent of this Agreement or any provision hereof.

*          *          *          *          *

IN WITNESS WHEREOF, PHINIA INC. and the Employee have executed this Agreement to be effective as of the date first written above.

PHINIA INC.

By:

Title:	Chief Executive Officer

I acknowledge receipt of a copy of the Plan (either as an attachment hereto or that has been previously received by me) and that I have carefully read this Agreement and the Plan. I agree to be bound by all of the provisions set forth in this Agreement and the Plan.

Date	Employee

Exhibit A
To Restricted Stock Agreement for Employees

Definition of “Good Reason”

For purposes of Section 4 of the Agreement, the Employee will be treated as having terminated the Employee’s employment for “good reason” if, after a Change in Control, the Employee terminates employment after any of the following events occurs:

a)
the assignment to the Employee of any duties inconsistent in any respect with the Employee’s position (including status, office, title and reporting requirements), authority, duties or responsibilities as of the date of the Change in Control or any higher position, authority, duties or responsibilities assigned to the Employee after the date of the Change in Control, or any other diminution in the Employee’s position, authority, duties or responsibilities (whether or not occurring solely as a result of the Company’s ceasing to be a publicly traded entity), excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company and/or the Employer within 30 days after receipt of notice thereof given by the Employee; or

b)	any failure by the Company and/or the Employer to:

1.
pay the Employee an annual base salary at least equal to twelve times the highest monthly base salary paid or payable, including any monthly base salary which has been earned but deferred, to the Employee by the Company and/or the Employer in respect of the twelve‑month period immediately preceding the month in which the Change in Control occurs; or

2.
provide the Employee, for each fiscal year ending during the applicable Restriction Period (or, if earlier, before the second anniversary of the effective date of the Change in Control), an annual bonus opportunity at least equal to the bonus opportunity in effect for the Employee under the Company’s Management Incentive Bonus Plan, or any comparable annual bonus under any predecessor or successor plan, immediately prior to the Change in Control, in either case, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company and/or the Employer within 30 days after receipt of notice thereof given by the Employee; or

c)	the Company and/or the Employer requiring the Employee, without the Employee’s consent, to:

1.	be based at any office or location that is more than 35 miles from the location where the Employee was employed immediately preceding the date of the Change in Control; or

2.	travel on Company business to a substantially greater extent than required immediately prior to the date of the Change in Control.

For purposes of this Exhibit A, any good faith determination of “good reason” made by the Employee shall be conclusive.